                                                                          EX-2.1


                            SHARE PURCHASE AGREEMENT

                                    made on

                        this 29th day of November, 1999

                                 by and between


(1)  MR. RAJESH JAIN and Others
(2)  SATYAM INFOWAY LIMITED;
(3)  MR. RAJESH JAIN and Others; and
(4)  INDIAWORLD COMMUNICATIONS PRIVATE LIMITED

                                     INDEX
                                     -----

Serial No.   Clause Number                       Particulars                           Page Nos.
--------------------------------------------------------------------------------------------------
    1.          Clause 1                Definitions and  Interpretations                      6-9
--------------------------------------------------------------------------------------------------
    2.          Clause 2                Agreement between the Parties                        9-10
--------------------------------------------------------------------------------------------------
    3.          Clause 3                Purchase Price                                         11
--------------------------------------------------------------------------------------------------
    4.          Clause 4                Conditions Precedent                                11-12
--------------------------------------------------------------------------------------------------
    5.          Clause 5                Completion                                          12-14
--------------------------------------------------------------------------------------------------
    6.          Clause 6                Warranties                                          14-15
--------------------------------------------------------------------------------------------------
    7.          Clause 7                Indemnity                                              15
--------------------------------------------------------------------------------------------------
    8.          Clause 8                Exclusivity and Non Competitions                       16
--------------------------------------------------------------------------------------------------
    9.          Clause 9                Assignment                                             16
--------------------------------------------------------------------------------------------------
    10.         Clause 10               Expenses                                               16
--------------------------------------------------------------------------------------------------
    11.         Clause 11               General                                             16-18
--------------------------------------------------------------------------------------------------
    12.         Clause 12               Conciliation and  Arbitration and                   18-19
                                         claim under warranty
--------------------------------------------------------------------------------------------------
    13.         Clause 13               Service of notice                                   19-21
--------------------------------------------------------------------------------------------------

                               LIST OF SCHEDULES
                               -----------------

-------------  -------------------------------------------------------------------------------
  Sch. No.                                       Particulars
  -------                                        -----------
-------------  -------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
    1.         Shareholders of IndiaWorld Communications Private Limited
----------------------------------------------------------------------------------------------
    2.         Directors of IndiaWorld Communications Private Limited
----------------------------------------------------------------------------------------------
    3.         Details of the website and domains owned by IndiaWorld Communications Private
               Limited
----------------------------------------------------------------------------------------------
    4.         Escrow Agent Letter (Form)
----------------------------------------------------------------------------------------------
    5.         Warranties
----------------------------------------------------------------------------------------------
    6.         C C of Chief Promoter passed at a meeting by the Board (Form) (binding its officials)
----------------------------------------------------------------------------------------------
    7.         C C of C.S. of the purchaser of resolution (form)
----------------------------------------------------------------------------------------------
    8.         Authority from the Vendors to the Escrow Agent to obtain signatures of the
               Purchaser/to arrange for Stamp Duty.
----------------------------------------------------------------------------------------------
    9.         Letter by the Company to the Escrow Agent stating that the Share Certificates are in order
----------------------------------------------------------------------------------------------
    10.        Letter to accompanying board resolution accepting and approving the transfer and registration of shares to the Purchaser.
----------------------------------------------------------------------------------------------

                               LIST  OF ANNEXURES
                               ------------------

---------------------------------------------------------------------------------------------------------
        Annexure No.                                          Particulars
---------------------------------------------------------------------------------------------------------
         Annexure A                         Audited Annual Account  as at 31st March, 1999
---------------------------------------------------------------------------------------------------------
         Annexure B                         Provisional Accounts as at 19th November, 1999
---------------------------------------------------------------------------------------------------------

                           SHARE PURCHASE AGREEMENT
                           ------------------------



This Agreement is made at Mumbai, on this         day of November, 1999 by and
between

(1)(A) MR. RAJESH JAIN son of MR. CHANDANMAL JAIN residing at C-51 Siddhartha Building, 21 Napean Sea Road, Mumbai - 400 036 ;

(B) MR. CHANDANMAL JAIN son of MR. CHUNILALJI JAIN residing at C-51 Siddhartha Building, 21 Napean Sea Road, Mumbai - 400 036;

(C) MS. PUSPHA C JAIN wife of Mr. CHANDANMAL JAIN residing at C-51 Siddhartha Building, 21 Napean Sea Road, Mumbai - 400 036;

(D) MR. CHANDANMAL JAIN karta of the HUF and residing at C-51 Siddhartha Building, 21 Napean Sea Road, Mumbai - 400 036 for and on behalf of all the members of the HUF;

(E) MS. NEETA C JAIN daughter of MR. CHANDANMAL JAIN residing at C-51 Siddhartha Building, 21 Napean Sea Road, Mumbai - 400 036; and

(F) MS. BHAVANA R JAIN wife of MR. RAJESH JAIN residing at C-51 Siddhartha Building, 21 Nepean Sea Road, Mumbai - 400 036;

who are shareholders of IndiaWorld Communications Private Limited described hereinafter, and whose names and details of shareholding in the company are given in Schedule 1 hereto (all of whom are hereinafter collectively referred to as the "Vendors" and individually referred to as a "Vendor") of the First Part; and

(2) SATYAM INFOWAY LIMITED, a public company within the meaning of the Companies Act, 1956 (1 of 1956) having its registered office at II Floor, 1-8-303/36, Mayfair Centre, S.P Road, Secunderabad 500 003 (hereinafter referred to as the "Purchaser") of the Second Part;

(3) (i) MR. RAJESH JAIN, son of MR. CHANDANMAL JAIN residing as aforesaid (hereinafter referred to as "Mr.RJ") (ii) Mr.CHANDANMAL JAIN son of Mr.CHUNILAL JAIN residing as aforesaid and (iii) Ms. PUSHPA C.JAIN wife of Mr.CHANDANMAL JAIN (All of whom are directors of IndiaWorld Communications

Private Limited and are hereinafter collectively referred to as the "Existing Directors " and individually referred to as the "Existing Director") of the Third Part; and

(4) INDIAWORLD COMMUNICATIONS PRIVATE LIMITED, a private company within the meaning of the Companies Act, 1956 (1 of 1956) and having its registered office at 304, Tulsiani Chambers, 212 Nariman Point, Mumbai - 400 021,
India (hereinafter referred to as the "Company") of the Fourth Part;

WHEREAS
-------

(A) The Vendors have promoted and formed the Company for carrying on the business of consultants of software systems, communications and information systems.

(B) The Company's Authorised, Subscribed and Paid-up Share Capital as at the date of this Agreement is as under:

     (i) Authorised Capital of Rs.5,00,00,000/- divided into 50,00,000 Equity Shares of Rs.10/- each;

     (ii) Subscribed and Paid up Capital of Rs.20,00,000/- divided into 2,00,000 Equity Shares of Rs.10/- each;

(C) The entire Paid up Capital consisting of 2,00,000 Equity Shares is held as of the date of this Agreement only by the Vendors and other persons as more particularly shown against their names respectively in Schedule 1, and there is no other person who has any right, title or interest in the Paid up share capital

(D) The persons whose names are mentioned in Schedule 2 hereto are acting in their capacity as the Existing Directors of the Company and are in charge of the ultimate management of the affairs of the Company.

(E) The Company has established an internet service portal at www.indiaworld.co.in and all of which are registered URL's in the name of
--------------------
IndiaWorld Communications Private Limited and domains particulars of which are given in Schedule 3 and also has the right to use the Softwares in connection with or related to the above portal and the domain web sites.

(F) Subject to the general superintendence, direction and control of the aforesaid

     Existing Directors, Mr. R J as the Managing Director of the
     Company is in charge of day-to-day management of the affairs of the Company.

(G) The Purchaser being desirous of acquiring 49,000 equity shares in the capital of the Company from the Vendors more particularly described against their names respectively in Schedule 1 hereto, has offered to purchase the same from the Vendors, and the Vendors are willing to accept the said offer, upon the terms and subject to the conditions hereinafter mentioned.

In the premises aforesaid and for THE CONSIDERATION MENTIONED HEREINAFTER IT is hereby agreed between the parties hereto AS UNDER:

1  Definitions & Interpretation
   ----------------------------
For the purposes of this Agreement:

"Act" means the Companies Act, 1956 and includes any further amendment or reenactment thereof.

"Agreement" means this Agreement as amended from time to time.

"Agreement Date" means the date of this Agreement.

"Accountants" means a firm of chartered accountants for financial appraisal of the Company up to the Agreement Date appointed by the Purchaser

"Accounting Date" means 31st day of March 1999

"Audited Annual Accounts" means the Balance sheet and the Profit and Loss account for the financial period ending as on the Accounting Date including notes to the accounts and other statements forming part thereof copies of which are hereto annexed as Annexure A.

"Base Date" means the 19th day of  November, 1999

"Business Day" means any day (other than Saturday and Sunday) on which banks are open for business in Mumbai, India.

"Board" means the board of directors of the Company.

"Business Hours" means 10am - 6pm on any Business Day.
"Chief Promoter" means MR. RAJESH  JAIN

"Completion" means the completion of sale of the 49,000 Shares by the Vendors to the Purchaser, purchase thereof, and payment of the Purchase Price therefor by the Purchaser to the Vendors, receipt thereof by the Vendors and registration thereof in the name of the Purchaser as the holder by the Company and payment of the Indemnity Deposit by the Vendors consequent to the satisfaction of the conditions precedent mentioned in Clause 4 herein.

"Completion Date" means 12.00 midnight of the fourth Business Day after the Agreement Date or such other later date as may be mutually agreed.

"Director" means a director, for the time being, of the Company.

"Escrow Account" means a separate designated Bank account to be opened with the Escrow Agent Bank in the name of the Escrow Agent upon the terms and conditions contained hereunder and under the Escrow Agent letter.

"Escrow Agent" means Standard Chartered Bank, or any other person(s) appointed by the parties by mutual agreement.

"Escrow Agent Letter" means a letter Agreement in form and substance set out in
Schedule 4.

"Financial Statements" means the Annual Accounts and Provisional Accounts referred to collectively.

"Indemnity Deposit" means an amount of Rs. 1,00,00,000 (Rupees One Crore only) to be deposited by the Vendors in the Escrow Account simultaneously with the payment of the Purchase Price to be held as an escrow deposit upon the terms and conditions contained hereunder and in the Escrow Agent letter.

"Indemnity Letter" means a letter by the Bank in form and substance set out in the Schedule 4A.

"Person" means an individual, company, corporation, government or governmental subdivision or agency, business trust, estate, partnership, or association, two or more of any of the foregoing having a joint or common interest, or any other legal or commercial entity or undertaking; and `Persons' shall be construed accordingly.

"Provisional Accounts" means collectively the Provisional Balance Sheet as at the Base Date and the Provisional Profit and Loss Account including other
Schedules forming  part  thereof   for period from the 1st day of April, 1999
and ending on the Base Date copies of which are hereto annexed as Annexure B

"Provisional Balance Sheet" means the unaudited provisional balance sheet of the Company as at the Base Date.

"Provisional Profit and Loss Accounts" means the unaudited provisional profit and loss accounts for the period from 1st April 1999 and ending on the Base Date.

"Purchase Price" means the purchase price to be paid by the Purchaser in the amount set out in Clause 3.

"Rupees" shall mean and refer to Indian Rupees only.

"Share" means an equity share of Rs. 10 each, fully paid up and "Shares" mean 49,000 equity shares in the equity share capital of the Company, held by the Vendors.

"Share Certificate" means a certificate in respect of a Share.

"Transfer Deed"  means an instrument of transfer of Shares prescribed under
Section 108 of the Act.

"Warranties" means the warranties set forth in Schedule 5;

Any reference to a statutory provision shall be construed as including reference to:

     (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

     (b) all statutory instruments or orders made pursuant to a statutory provision;

     (c ) any statutory provision which is a consolidation, re-enactment or modification pertaining to the original enactment;

Unless otherwise stated, a reference to a Clause, Schedule or Annexure is a reference to a Clause or a Schedule or an Annexure to this Agreement.

The Schedules and Annexures to this Agreement constitute an integral part hereof.

The Headings in this Agreement are for convenience only and shall not constrain or affect its construction or interpretation in any way whatsoever.

References to days or dates (including without limitation of the Completion
Date) which do not fall on a Business Day, shall be construed as references to the day or date falling on the immediately subsequent Business Day.

Wherever in this Agreement a period of time is referred to, the day on which that period commences shall be the day on which the event occurs which causes the period to start running.

As used in this Agreement, the term `to the best of the knowledge, information and belief' when used in relation to the Vendors shall mean (a) within the actual knowledge, information and belief of any director, officer, employees, agent or representative of the Vendors or of the Company, and (b) within the knowledge, information and belief that any of the same would have gained after making due and careful enquiry into the matter in question.

Where the context so admits, any reference to the singular includes the plural, and any reference to the plural includes the singular, and any reference to a gender includes other gender or genders.

Any reference to a `Party' means the Vendors, the Purchaser, the Existing Directors or the Company, as the context may require, and references to the `Parties' shall be construed accordingly.

2.  Agreement between the Parties
    -----------------------------

2.1 The Parties hereto agree that the Purchaser agrees to purchase from the Vendors and the Vendors agree to sell to the Purchaser 49,000 Shares as set out in Schedule 1 at or for the price of Rs1,22,25,00,000 (Rupees One hundred twenty two crore twenty five lacs only) in aggregate and the existing Directors agree to register transfer of the same, upon the terms and conditions hereinafter set out

2.2. In consideration of the payment of the Purchase Price by the Purchaser to the Vendors, the Vendors shall sell (as legal and beneficial owners), and the Purchaser shall purchase, the Shares, free from all claims, liens, charges, encumbrances and equities together with all rights attached or accruing thereto (including without limitation accrued dividends, if any) upon the terms and subject to the conditions set out in this Agreement.

2.3 Each of the Vendors, the Purchaser, the Existing Directors and the Company agrees to take all such steps and to do all such acts and deeds as may be requisite for the discharge of its obligations for ensuring that the Completion shall take place on or before the Completion Date.

2.4 In order to ensure that the Shares are duly acquired, transferred and registered in the name of the Purchaser, the Directors shall cause the Company to approve registration of the Shares in the name of the Purchaser at a meeting of the Board duly convened with requisite quorum on or before the Completion Date.

2.5 It has been specifically agreed by and between the Parties hereto that the agreement for purchase of the Shares by the Purchaser from the Vendors and the agreement of the Vendors to sell the same to the Purchaser is on the Completion
Date.   The Completion shall include without prejudice to the particulars set out in Clause 4 hereinafter, payment of the Purchase Price by the Purchaser to the Vendors, payment of the Indemnity Deposit by the Vendors to the Escrow Agent, sale and transfer of the Shares by the Vendors to the Purchaser, and registration of the same by the Company in the name of the Purchaser.

2.6 The Vendors and the Existing Directors shall at the costs of the Company provide and request the Company's auditors and cause the employees to provide support and assistance upto 31st March, 2001 to the Company or as may be reasonably requested by the Purchaser for the management of the Company and conduct of its affairs including the business development and growth which the Purchaser desires to make.

3.  Purchase Price
    --------------

It is agreed that the Purchase Price to be paid by the Purchaser for the purchase of the Shares shall be Rs.24,948.98/- per Share and the same shall be paid by the Purchaser by handing over to the Escrow Agent demand drafts or bankers cheques for the amount of Rs.1,22,25,00,000.00 (Rupees One hundred twenty two crore twenty five lacs only) as and by way of consideration for the purchase of Shares, as specified in Clause 4.1.1(g) of his Agreement.

4.  Conditions Precedent
    --------------------

4.1 The Completion shall not take place unless the Parties shall have complied with and or fulfilled the following conditions on or before the Completion Date:-

4.1.1(A)The Escrow Agent(s) shall have received from the relevant Parties on or before the Completion Date:

     (a) all original share certificates in respect of the Shares and the relevant Transfer Deeds duly executed by each of the Vendors;

     (b) six demand drafts from the Purchaser issued by ABN Amro Bank drawn in the names of the Vendors for the total sum of Rs. 1,22,25,00,000.00 (Rupees One hundred twenty two crore twenty five lacs only) being the aggregate amount of the Purchase Price to be paid by the Purchaser to the Vendors for purchase of the 49,000 Shares as set out in Schedule 1.

     (c) Vendors shall deposit upon the Agreement Date with the Escrow Agent an amount aggregating to Rupees One Crore for and towards the Indemnity Deposit, to be dealt with by the Escrow Agent as provided in the Escrow Agent letter.

4.1.1(B)The Purchaser shall have received

     (a) a copy certified by Chairman of the Company and Mr. Rajesh Jain of a resolution in the form given in Schedule 6 passed at a meeting by the Board authorising the official/s / representative/s named therein of the Company to sign, execute and deliver this Agreement and thereby to bind itself to perform its obligations as set out herein

     (b) authority letter in the form given in Schedule 8 from each of the Vendors to the Purchaser authorising the Escrow Agent to obtain the signature of the Purchaser, to arrange for payment of stamp duty thereon to deliver the same to the Company for registration of the Shares therein mentioned in the name of the Purchaser, and to receive from the Company the Share Certificates duly endorsed on the reverse thereof showing the name of the Purchaser as the shareholder of the Company in respect of the Shares mentioned in the relevant Share Certificates.

     (c) a letter in the form given in Schedule 9 from the Company in form and substance satisfactory to the Escrow Agent stating, inter alia, that the Company has verified each of the Share Certificates in respect of the Shares and the relative Transfer Deeds, that the Transfer Deeds have been duly and properly executed;

     (d) a letter in the form given in Schedule 10 from the Company together with a copy certified as true copy by the Chairman of the Board and Mr. Rajesh Jain of the resolution passed at a meeting of the board approving registration by the Company of the transfer of 49,000 Shares on the date therein set out by the Vendors to the Purchaser on or before the Completion Date;

4.1.1(C)The Chief Promoter shall have received
     (a) a copy certified by the company secretary of the Purchaser as true copy of a resolution in the form given in Schedule 7 passed at a meeting of the board of directors of the Purchaser authorising its official(s)/representative(s) named therein to sign, execute and deliver this Agreement and thereby bind itself to perform its obligations as set out herein;

5.  Completion
    ----------

5.1 The Completion shall take place on or before the Completion Date after satisfaction of the Conditions Precedent mentioned in Clause 4 hereinabove as under:

     (a) The Escrow Agent(s) shall after the stamps are affixed by the Parties on the Transfer Deeds, deliver to the Purchaser the Transfer Deeds in respect of the Shares transferred by each of the Vendors to the Purchaser as mentioned in Schedule 8 hereto.

     (b) after the Purchaser shall have executed the Transfer Deeds the same shall be forwarded by the parties to the Company with a request to transfer the Shares to the Purchaser from the name of the Vendors to the name of the Purchaser.

     (c) The Company shall convene a meeting of the Board and approve transfer of Shares from the Vendors to the name of the Purchaser and authorise entry of the name of the Purchaser as the registered holder of the Shares in the books and records of the Company including in its register of members and thereafter direct the Share Certificates pertaining to the Shares to be endorsed in the name of the Purchaser and shall thereafter deliver the Share Certificates duly to the Purchasee/Escrow Agent with a request to deliver the same to the Purchaser.

     (d) Upon receiving the Share Certificates duly endorsed in the name of the Purchaser the Escrow Agent shall deliver the said Share Certificates to the Purchaser and shall hand over the demand drafts received by it from the Purchaser to the Vendors as set out in Schedule 1 hereto.

5.2 In the event of the Completion not taking place on the Completion Date the Escrow Agent shall within 30 days after the completion Date return the documents to the parties who shall have deposited by the parties

     (a) on account of the Purchaser failing to deliver any demand draft to the Escrow Agent on or before the Completion Date as provided in clause 4(g), the Escrow Agent shall return the Share Certificates and the Transfer Deeds relating to the Share Certificates comprised therein and also the Indemnity Deposit to the Vendors; or

     (b) on account of the Vendors not delivering the original Share Certificates in respect of the Shares and or any Transfer Deed executed and/or any part of the Indemnity Deposit by the Vendors, the Escrow Agent shall return the demand drafts to the Purchaser

5.3 Nothing hereinabove shall, howsoever, affect the rights of any of the Parties under law, contract or otherwise, howsoever, including its rights to invoke arbitration under clause 12.

5.4 Without prejudice to the rights of an aggrieved Party and without prejudice to the rights and remedies of the Parties under this Agreement that shall have accrued to or in favour of a Party prior to the Completion Date , in the event of the Completion not taking place on the Completion Date, this Agreement as between the Parties shall stand terminated and the Parties shall be discharged from performing their obligations to the other parties.

6.  Warranties
    ----------

6.1 The Purchaser has entered into this Agreement relying upon the representations and warranties of the Vendors as to the facts and statements as of the Agreement Date and more particularly set out in Part I of Schedule 5, and save as of the date of this Agreement, each of the Warranties shall be separate and independent and shall be deemed made whether or not the Purchaser knew or could have discovered (whether by any investigation made by it or on its behalf into the financials of the Company or otherwise) that any of the Warranties has not been complied with or carried out or is otherwise untrue or misleading.

6.2 The Vendors have entered into this Agreement relying upon the representations and warranties of the Purchaser as to the facts and statements as of the Agreement Date and more particularly set out in Part II of the
Schedule 5 of the Warranties and each of the warranties shall be separate and independent and shall be deemed made whether or not the Vendors knew or could have discovered (whether by any investigation made by it or any of them or otherwise) that any of the warranties has not been complied with or carried out or is otherwise untrue or misleading.

6.3 The Vendors jointly and severally undertake to disclose to the Purchaser promptly anything which comes to their notice which is inconsistent with any of the Warranties. This shall be without in any way affecting the Vendors other obligations under this Agreement .

6.4 The Vendors jointly and severally undertake (in the event of any claim being made against any of them by the Purchaser) not to make any claim against the Company or its employee in respect of the matter giving rise to such Claim.

6.5 In the event of any Warranty given by a party herein is shown to be materially incorrect or inaccurate, the other party shall be indemnified by the party making the warranty in respect thereof, if any monetary loss shall have been caused to the other party as a result of any such incorrect or inaccurate warranty of material nature.

6.6 Any claim of indemnifying the Purchaser against any monetary loss caused to the Company or the Purchaser directly attributable for breach of any Warranty by the Vendors shall be intimated by a notice to the Chief Promoter on behalf of the Vendors, and the Vendors, jointly and severally undertake to honour the claims of the Purchaser.

7.  Indemnity
    ---------

7.1  The Parties agree that the Vendors shall indemnify and keep indemnified the
Company of all liabilities including contingent liabilities   which are not
included in the Provisional Accounts and which became known at any time before 30th day of June 2001.

7.2 Payment of the amount of the indemnity shall firstly be made out of the Escrow Account by the Escrow Agent directly to the Company, to the extent and only upon the instruction of the Accountants of the Company. If, however on or before 30th June, 2000 no amount of indemnity is claimed then, or if the entire amount of the Indemnity Deposit or only a part of the Indemnity is claimed as provided in clause 7.1 the unclaimed amount of the deposit shall be paid by the Escrow Agent to the Vendors without prejudice to the rights of parties. All Bank interest accruing on the Indemnity Deposit shall belong to the Vendors.

7.3 Any claim of indemnity by the Purchaser whether upon the Vendors or the Escrow Agent shall be supported by a certificate issued by the Accountants stating the amount of the claim of indemnity to be paid by the Vendors.

7.4 The Indemnity Amount as may be certified by the Accountants for payment is limited to Rs. 1,00,00,000 (Rupees One Crore only) and if the claim exceeds Rupees One Crore, the claim regarding such excess amount shall be referred to arbitration under Clause 12.

7.5 The Escrow Agent shall return the unclaimed amount of the Indemnity Deposit to the Vendors on 30th June, 2000. No claim under the indemnity on the Vendors shall survive or be made after 30th day of June, 2001.

8.  Exclusivity and Non Competitions
    --------------------------------

8.1 None of the Vendors shall negotiate with any third party for the sale, mortgage, pledge or otherwise encumber, create any interest or deal with any of the Shares in any manner until the Completion Date.

8.2 In the event of the Completion taking place on the Completion Date none of the Vendors and or the Existing Directors shall directly or indirectly undertake or establish any enterprises for undertaking the business in competition with or similar to the business of the Company upto 31st December, 2000,except the business of messaging services and software development currently being carried on in the name of Netcore Solutions Private Limited.

9.  Assignment
    ----------

This Agreement and the obligations of the Parties hereto shall ensure for the benefit of the Parties and for their respective successors. But neither the Chief Promoter nor the Vendors, nor any of the Existing Directors, nor the Company nor the Purchaser shall be entitled to assign any of its rights, liabilities and obligations hereunder.

10.  Costs and expenses
     ------------------

10.1 Each Party shall pay its own costs in relation to the negotiation leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this Agreement and of all other documents referred to in it.

10.2. Without prejudice to the generality of Clause 10.1, the Purchaser shall be responsible for the stamping of the transfer form for transfer of the Shares delivered by the Vendors and for the payment of the relevant stamp duty.

11.  General
     -------

11.1. If any Party hereto consists of more than one person then the liability of those persons in all respects under this Agreement shall be a joint liability
of all of those persons   and a liability of each of those persons severally.

11.2. No variation, modifications or waiver of any provision of this Agreement nor consent to any departure by any party therefrom, shall, in any event be of any force or effect unless the same shall be confirmed in writing, signed by the Parties, and then such variation, modification waiver or consent shall be effective only to the extent, of which it may be made or given.

11.3 No Failure, delay, relaxation or indulgence on the part of any party in exercising any power or right conferred upon such party in terms of this Agreement shall operate as a waiver of such power or right, nor shall any single exercise of any such power or right preclude any other or future exercise thereof or the exercise of any other power or right under this Agreement.

11.4 If any provisions of this Agreement shall be invalid and not enforceable in accordance with its terms, all the provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provisions shall be and continue to be valid and enforceable in accordance with their terms.

11.5 Each Party to this Agreement shall sign, execute, deliver and register and obtain all such consents as are required and do all deeds and things as may be reasonably required by the other party so as to effectually enable the other party to carry out and give effect to the term and intention of the parties under this Agreement whether before or after completion.

11.6 The parties to this Agreement shall exercise their rights, shall cause their representatives and nominees on the Board of Directors of the Company, to do and perform all acts, deeds and things as may be necessary or expedient to give effect to the terms and intent of this Agreement.

11.7  Each of the parties hereto undertakes with the other:-

(a) to perform and observe and to procure that the Company will perform and observe all the provisions of this Agreement;

(b) to take all necessary steps on its part to give full effect to the provisions of this Agreement.

(c) without prejudice to the generality of the foregoing to exercise and procure that every person for the time being representing it will exercise or refrain from exercising any rights of voting at any meeting of the members or of the directors of the Company so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the Company are not conducted contrary to this Agreement and likewise so as to ensure that no resolution is passed which does not accord with such provisions.

11.8 In entering into this Agreement the parties recognise that it is impractical to provide for every contingency that may arise in the course of the performance thereof. Accordingly, the parties declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interest of any of them and if in the course of the performance of this Agreement unfairness to any party hereto shall be manifest, they will use their best endeavors to remove the cause or causes of the same.

11.9 Each Party shall bear its own costs of its legal advisor and all other expenses in connection with this Agreement and the completion hereof except as otherwise provided herein.

12.   Conciliation and Arbitration and Claim under Warranty
      -----------------------------------------------------

12.1 In the event of any dispute or difference between the Parties the same shall be resolved by the Parties by conciliation by a sole conciliator appointed by mutual agreement between the Parties to the dispute, and in the event of any failure of the Parties to appoint a common conciliator, by a panel of conciliators, one Conciliator to be appointed by the Vendors and one conciliator shall be appointed by the Purchaser and such two selected conciliators shall
jointly appoint a third conciliator to form a panel of three conciliators.   The
decision of the conciliators may be accepted by the Parties and the   Parties
shall endeavor to the extent feasible to abide by the decision of the conciliator(s). If, however a Party is dissatisfied or is not willing to accept the decision of the conciliators, or if, the conciliator/s have not been appointed within a period of 30 days from the date on which the Party shall have demanded reference to conciliation, that matter of dispute or difference shall be resolved through arbitration the Vendor shall appoint one arbitrator and the Purchaser shall appoint one arbitrator and such two appointed arbitrators shall then appoint a third arbitrator to form a panel of three arbitrators. The decision given by majority of the arbitrators shall be award of the Arbitrators and the same shall be final, conclusive and binding upon the Parties .

12.2 The conciliation and the arbitration proceedings shall be conducted in the city of Mumbai in accordance with the provisions of Arbitration and Conciliation Act, 1996 and the language for arbitration shall be English.

12.3 Provided, however, that no claim of indemnity, which is less then Rs. 1 crore which is secured by the Escrow Account Deposit shall be referred to conciliators for conciliation or to the arbitrators for arbitration and a decision given by the Accountants in that case shall be final, conclusive and binding on the Parties in respect of the amount of the loss caused to the Purchaser and the amount of the indemnity to be provided by the Vendors.

13.   Service of notice
      -----------------

13.1 Any notice and any certificate permission consent licence approval or other communication or authorisation to be served upon or delivered or given or communicated to one party hereto by the other (in this Clause called a "communication') shall be in the form of a document in writing, without limitation including fax and telegram

13.2  All communication shall be made

     (i) to all the Vendors and the Existing Directors at the following address or to the following fax number:

                        (1)  Mr. Rajesh Jain ,
Address:                C-51 Siddhartha Building,
                        21 Nepean Sea Road, Mumbai - 400 036 ;

                        (2) Mr. Chandanmal Jain
                        C-51 Siddhartha Building,
                        21 Nepean Sea Road,
                        Mumbai - 400 036;

                        (3)  Ms. Puspha C Jain
                        C-51 Siddhartha Building,
                        21 Nepean Sea Road,
                        Mumbai - 400 036;

                        (4) Mr. Chandanmal Jain  karta of the HUF
                        C-51 Siddhartha Building,
                        21 Nepean Sea Road,

                        Mumbai - 400 036

                        (5) Ms. Neeta C Jain
                        C-51 Siddhartha Building,
                        21 Nepean Sea Road,
                        Mumbai - 400 036; and

                        (6)  Ms. Bhavana R Jain
                        C-51 Siddhartha Building,
                        21 Nepean Sea Road,
                        Mumbai - 400 036;

     Fax No: 91-22-202 3904

     for the attention of : Mr.C.M.Jain

     (ii) to the Purchaser at the following address or to the following fax number:

          Satyam Infoway Limited,
          II Floor, 1-8-303/36,
          Mayfair Centre, S.P Road,
          Secunderabad 500 003

Fax Number: 91-44-432 6295

For the attention of :  Mr.T.R.Sanathanakrishnan

     (iii) to the Company at the following address or to the following fax number:

            Indiaworld Communications Private Limited,
            304, Tulsiani Chambers,
            212 Nariman Point,
            Mumbai - 400 021

Fax Number : 91-22-202 3904

For the attention of : Mr.C.M.Jain

13.3 All communication shall be delivered by hand or sent by fax, telegram or sent by registered post (where possible by airmail).

13.4 A communication shall have effect for the purpose of this Agreement and shall be deemed to have been delivered to and received by the party to whom it was addressed:

13.4.1 if delivered by hand upon receipt by the relevant person for whose attention it should be addressed as provided above, or upon receipt by any other person then upon the premises at the relevant address who reasonably appears to be authorised to receive post or other message on behalf of the relevant party;

13.4.2 if sent by fax upon the transmission of the communication to the relevant fax number and the receipt by the transmitting fax machine of an answer-back code showing that the fax message has been received properly by the fax code showing that the fax machine to which it was transmitted; and

13.4.3 if sent by telegram, twenty four hours after the text of the cable has been given to the relevant telegraph office or other authority for transmission, unless before the expiry of that period an advice of inability to deliver is received by the party making the communication;

13.4.4 if sent by registered post seven days from the date upon the registration receipt provided by the relevant postal authority.

13.5 Each Party shall be obliged to send a communication to the other in accordance with this Clause notifying any changes in the relevant details set out in the second paragraph of this Clause, which details shall then be deemed to have been amended accordingly.

13.6 Any communication received by the Chief Promoter shall be deemed to have been received by all the Vendors.

IN WITNESS WHEREOF, the Parties hereto have signed and executed and/or caused to be signed and executed this Agreement on the date first above mentioned.


SIGNED AND DELIVERED By                 )
1. Mr. Rajesh Jain                      )
2. Mr. Chandanmal Jain                  )
3. Ms. Pushpa C. Jain                   )
4. C. M. Jain HUF                       )
5. Ms. Neeta C. Jain                    )
6. Ms. Bhavana R. Jain                  )
the Vendors withinnamed                 )
in the presence                         )


SIGNED AND DELIVERED                    )
on behalf of  Satyam Infoway Limited    )
__________ the   Purchaser              )
withinnamed by the hand of              )
Mr. ______________                      )
its duly authorised official in the     )
presence of .                           )

SIGNED AND DELIVERED                    )
By                                      )
Mr. Rajesh Jain                         )


Directors in the presence of            )

1. Mr. Rajesh Jain                      )

2. Mr. Chandanmal Jain                  )

3. Ms. Pushpa C. Jain                   )

SIGNED AND DELIVERED                    )
on behalf of _____________              )
the Company withinnamed by the          )
hand of ___________  ,                  )
its Director in the                     )
the presence of .                       )

                               LIST OF SCHEDULES
                               -----------------

-------------------------------------------------------------------------------------
 Sch. No.                                  Particulars
---------                                  -----------
-------------------------------------------------------------------------------------
1.              Shareholders of IndiaWorld Communications Private Limited
-------------------------------------------------------------------------------------
2.              Directors of IndiaWorld Communications Private Limited
-------------------------------------------------------------------------------------
3.              Details of the website and domains owned by IndiaWorld Communications
                Private Limited
-------------------------------------------------------------------------------------
4.              Escrow Agent Letter (Form)
-------------------------------------------------------------------------------------
5.              Warranties
-------------------------------------------------------------------------------------
6.              C C of Chief Promoter passed at a meeting by the Board (Form) (binding its officials)
-------------------------------------------------------------------------------------
7.              C C of C.S. of the purchaser of resolution (form)
-------------------------------------------------------------------------------------
8.              Authority from the Vendors to the Escrow Agent to obtain signatures of the Purchaser/to arrange for Stamp Duty.
-------------------------------------------------------------------------------------
9.              Letter by the Company to the Escrow Agent stating that the Share
                Certificates are in order
-------------------------------------------------------------------------------------
10.             Letter to accompanying board resolution accepting and approving the transfer and registration of shares to the Purchaser.
-------------------------------------------------------------------------------------

                                   SCHEDULE 1
                                   ----------
                   INDIAWORLD COMMUNICATIONS PRIVATE LIMITED
                    LIST OF MEMBERS AND THEIR SHAREHOLDINGS



--------------------------------------------------------------------------------------------------------------------
Sr.    Name of the Share Holders and       No. of     Distinctive Nos.   Particulars  Price            Remarks
No.                Address                 Shares     To          From   of Shares
                                                                         being sold
                                                                         in Agreement
--------------------------------------------------------------------------------------------------------------------
    1  C. M. JAIN IMPEX & INVESTMENTS       150,000   1-24000                                       Not acting
       PVT. LTD.                                      24501-45000                                   as Vendors
       304, Tulsiani  Chambers, 212,                  55001-85000
       Nariman Point, Mumbai 400 021                  90001-123000
                                                      130001-150000
                                                      170001-190000
                                                      197501-200000


--------------------------------------------------------------------------------------------------------------------
    2  RAJESH C. JAIN                        20,000   150001-170000       19,500   486,505,102.04   Acting as
       C-51 Siddhartha Building, 21                                                                 Vendor
       Nepean Sea Road, Mumbai - 400
       036
--------------------------------------------------------------------------------------------------------------------
    3  C.M. JAIN                              7,500   190001-197500         7500   187,117,346.94   Acting as
       C-51 Siddhartha Building, 21                                                                 Vendor
       Nepean Sea Road, Mumbai - 400
       036
--------------------------------------------------------------------------------------------------------------------
    4  PUSHPA C. JAIN                         7,500  24001-24500            7500   187,117,346.94   Acting as
       C-51 Siddhartha Building, 21                  123001-130000                                  Vendor
       Nepean Sea Road, Mumbai - 400
       036
--------------------------------------------------------------------------------------------------------------------
    5  C.M. JAIN HUF                          5,000  45001-50000            5000   124,744,897.96   Acting as
       C-51 Siddhartha Building, 21                                                                 Vendor
       Nepean Sea Road, Mumbai - 400
       036
--------------------------------------------------------------------------------------------------------------------
    6  NEETA C. JAIN                          5,000  50001-55000            5000   124,744,897.96   Acting as
       C-51 Siddhartha Building, 21                                                                 Vendor
       Nepean Sea Road, Mumbai - 400
       036
--------------------------------------------------------------------------------------------------------------------
    7  BHAVANA R. JAIN                        5,000  85001-90000            4500   112,270,408.16   Acting as
       C-51 Siddhartha Building, 21                                                                 Vendor
       Nepean Sea Road, Mumbai - 400
       036
--------------------------------------------------------------------------------------------------------------------
                                            200,000                         49,000  1,222,500,000.0
--------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                                   ----------

                 M/S. INDIAWORLD COMMUNICATIONS PRIVATE LIMITED
                 ----------------------------------------------

                               LIST OF DIRECTORS
                               -----------------


                     Particulars                       Date of Appointment
----------------------------------------------------------------------------------------
  1  Mr. Rajesh C. Jain (Director) (Managing      July 21st, 1992
     Director)                                    July 4th, 1996

----------------------------------------------------------------------------------------
  2  Mr. C.M. Jain                                January 16th, 1995
----------------------------------------------------------------------------------------
  3  Mrs. Pushpa C. Jain                          July 21st, 1992
----------------------------------------------------------------------------------------

                                   SCHEDULE 3
                                   ----------
1. Website owned by IndiaWorld Communications Private Limited is www.indiaworld.co.in
     --------------------

2.  Domains owned by IndiaWorld Communications Private Limited, as under:

----------------------------------------------------------------------------------------------------------
Samachar.com                 ManPasand.com                Dosti.com                   Khojnet.com
----------------------------------------------------------------------------------------------------------
Khoj.com                IndiaLine. com            Ghar.com                    IndiaTradePoint. Com
----------------------------------------------------------------------------------------------------------
Bawarchi.com            IndiaVotes.com            Manoranjan.com              Classifindia.com
----------------------------------------------------------------------------------------------------------
Khel.com                IndiaTravelog.com         Vasool.com                  MyToday.com
----------------------------------------------------------------------------------------------------------
Dhan.com                Itihaas.com               Samachargifts.com
----------------------------------------------------------------------------------------------------------
Nagar.com               Iwnetwork.com             IndiaMagic.com
----------------------------------------------------------------------------------------------------------

                                   SCHEDULE 4

                              ESCROW AGENT LETTER
                              -------------------

1.   We, all the under signed request you
(i) to receive on or before 3rd December, 1999 (the "Completion Date") for safe custody and holding to the order of the parties, except as other wise provided in paragraph 4(a) setout hereinafter.

(a) ____________ Share Certificates (the "Share Certificates") in respect of 49,000 Equity Shares (the "Shares") issued by IndiaWorld Communications Private Limited (the "Company"), particulars whereof are given in Schedule 1 to the Agreement.

(b) Transfer Deeds (the "Transfer Deeds") executed by the holders of the Shares whose names are also given in Schedule 1 to the Agreement (the "Vendors") (the share certificates are the Transfer Deeds collectively referred to as the "Documents").

(c) Six Demand Drafts issued by Bank for aggregating amount of Rs. __________ delivered by Satyam Infoways Limited ("SIL") in the name of the Payees mentioned in Schedule 1.

(d) A resolution passed by at a meeting of the Directors of the Company on the lines of the draft given in the Schedule 6 to the Agreement approving and directing registration of the transfer of the Shares with effect from the date therein mentioned in favour of SIL. (which shall not be later than the Completion Date)

(e) An interest bearing term deposit of Rs.1 crore placed with you (the "Term Deposit") by C. M. JAIN IMPEX & INVESTMENTS PRIVATE LIMITED ("CMJ") for the period upto 30th June, 2000 in the name of CMJ; and

     hold the aforesaid documents and the Term Deposit until 30th June, 2000 unless otherwise requested by all the undersigned.

(ii) on the Completion Date or earlier if agreed by all the under signed you shall hand over (a) Transfer Deeds and the Share Certificates and the resolution referred to in 1 (i) (d) above to SIL and (b) Six Demand Drafts to the Vendors

2. If you receive before 30th June,2000 any letter from SIL for payment of any amount supported by a certificate of KPMG , you have the full and absolute authority on behalf CMJ to prematurely withdraw from the aforesaid Term Deposit such amount not exceeding the amount of the Term Deposit as mentioned in the said letter and pay the same to SIL and return on the Completion Date the balance amount of the Term Deposit with Bank interest accrued thereon to CMJ.

3. If however, you do not receive any such letter from SIL demanding any payment as aforesaid, on or before 30th June, 2000 you shall repay to CMJ the maturity proceeds of the Term Deposit with bank interest accrued thereon.

4.(a) Within 30 days after the Completion Date you will return the Documents to the person who deposited the same with you unless all the undersigned jointly request you to hold the security/documents for a further specified period and you also agree to the same. Your action in this respect will not be challenged by anyone or all of us.

5. You will be paid a fees of Rs.1.5 lakh for rendering the above services as under:
Rs.1.5 lakhs on execution of this agreement

6. In the event if any dispute between the parties, We all hereby severally and/or jointly agree that you will not be made party to any suit/proceedings except as necessary or proforma party and no relief will be sought against you.

7. All the Vendors severally and jointly agree to pay you/reimburse you for any costs, expenses that you incur or might incur on being impleaded as necessary party or proforma party. Further, we all severally and/or jointly hereby undertake to indemnify you for any loss, costs, expenses, damages etc., that you suffer or incur or might suffer or incur as a consequence of or for reasons associated with your holding the Documents in safe custody or returning or passing on the Documents and that we shall severally and/or jointly pay you the same forthwith on your first demand without demur.

8. In the event of any future instructions being unclear in your opinion, you shall revert to both the parties to get the instructions clarified. Should the lack of clarity persist, you will not carry out any such unclear instructions. For such non performance, we hereby jointly and severally declare that you will not be liable for any loss, damages or injury suffered by any or all of us in relation to or as a consequences of your holding the Documents or returning or passing on the Documents and also on your not parting with the Documents.

9. Besides, you are also entitled to a fee of Rs. 3,000 per day of holding the Documents if you have to hold the same beyond the Completion Date due to any order of the Court/Judicial/Quasi judicial body.

10. You are also entitled to exercise lien on the Documents till your fees/charges etc., are paid in full.

9. All the instructions as aforesaid shall be given by the undersigned in writing

The above instructions may be modified or revoked only by all the undersigned advising you about the same and except as aforesaid these instructions are irrevocable.

                                   SCHEDULE 5
                                   ----------
                                     PART I
Vendors Warranties
------------------

The Vendors represents and warrants to the Purchaser as follows:

1. The Company is a private company with limited liability duly incorporated and existing under the laws of India and has the power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

2. The execution and delivery of this agreement and performance of the transactions contemplated herein have been duly and effectively authorised to the extent required by applicable Laws. The Company and each of the Vendors have the full legal capacity, rights, powers and authority, without the consent of any other persons, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby.

3. Neither the execution, delivery nor performance of this agreement by the Vendors nor the consummation of the transactions contemplated by this Agreement will:

    (i) Conflict with, or result in a breach, violation or default of any provisions of the memorandum of association or Articles of Association of the Company Purchaser; or

    (ii) result, with or without the lapse of time, in a breach of any of the terms or provisions of, or constitute a default under, any mortgage, licence, permit, agreement or any other instrument affecting any Vendor or by which any Vendor may be bound; or

    (iii) violate any law, order, judgement, decree, statute, rules or regulation applicable to Vendors, on order directionate of any Governmental authority

    (iv)  restrict the ability of the Company to carry on its business, or

    (v) violate, contravene, breach or conflict with any provision of or constitute a default under, any other agreement or instrument to which the Company and/or the Vendors are parties or by which they or their property or assets may be bound.

4. The Vendors have not concealed any relevant and material fact or information from the Purchaser, which materially and adversely affects the business prospects.

5. The Vendors have all necessary permits, licences and governmental authorisations required by it for the purpose of its Business under all applicable laws and in particular all permissions and authorisations.

6. The authorised capital of the Company is 50,00,000 equity shares of the face value of Rs 10 each and the issued and outstanding capital of the Company is 2,00,000 equity shares with a face value of Rs.10 each. All the shares of the Company have been duly authorised, validly issued and are fully paid. None of the shares have been issued in violation of any preemptive rights. There are no restrictions affecting the transferability of any portion of the shares except as disclosed to the Purchaser. There are no outstanding options, rights including pre-emption rights, warrants, conversion rights or other agreements or commitments to which the Company or any or all of the Vendors is/are a party or by which either is bound, providing for the issuance of additional shares of the capital of the Company or for any other adjustment, purchase or transfer affecting the capital. There are no rights in or claims possessed by any person against the Company, either now or at any future date and whether contingent or not, to compel such an issuance, adjustment or transfer.

7. There are no mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the issued share capital of the Company nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

8. As of the date hereof, the Vendors are, and at the Completion Date shall be, the legal and beneficial owners and they shall have good and indefeasible title to all the shares agreed to be sold and transferred to the Purchaser in terms of this Agreement free and clear of any liens, encumbrances, security interests, restrictive agreements, transfer restrictions, voting trust arrangements, claims or imperfections of any nature whatsoever.

9. The assets of the Company have been insured in accordance with good commercial practice. Such insurance policies are complete, correct and are currently in full force and effect and nothing has been done or omitted to be done which could make such insurance policies void or voidable and there is no claim outstanding under any such policy.

10. The Company has filed or caused to be filed all necessary information, notices, computations and returns including tax returns which ought to have been made during the previous financial years to the relevant authorities and has paid all the amounts assessed/directed by such authorities including all taxes. All such information, notices, computations and returns submitted to the relevant authorities are true and accurate and are not the subject of any dispute nor are likely to become the subject of any dispute with those authorities.

11. The Company has observed and performed all the terms and conditions on its part to be observed and performed and fulfilled all of its commitments under all of its contracts of material nature or involving substantial financial outlay.

12. The Company has not taken any loan or advances or credit facilities from any bank, institution or others for the business of the Company and has not given any corporate guarantee or assurance for any such loans, advances or credit facilities given to any other person except the loan availed by the Company from Intel Pacific Inc. upon terms and conditions more particularly set out in the Website Development Agreement entered into by the Company with Intel Pacific Inc.

13. The Balance Sheet and Profit and Loss Account as at March 31, 1999 (including the notes on accounts and other papers forming part of the Annual Accounts) and the unaudited provisional accounts as at November 19, 1999:-

     (a) have been prepared in accordance with general accounting principles applicable in India and gives a complete, accurate, true and fair view of the state of affairs of the Company;

     (b) contains either provisions adequate to cover, or full particulars in notes, of all taxation (including deferred taxation) and other liabilities (whether quantified, contingent or otherwise) of the Company as at that date;

     (c) are not affected by any unusual or non-recurring items or by any contract or arrangement which is not of an arm's length nature.

     All the accounts, books, ledgers, financial and other records, of whatsoever kind of the Company are in its possession and give a true and fair view of its financial position.

14. Since the date of the Provisional Balance Sheet as on November 19, 1999 the business of the Company has been carried on the ordinary course and there has been no material adverse change in the assets and liabilities of the Company.

15. The book debts and outstanding to the Company as shown in the aforesaid Balance Sheets are good.

16. Except for the Company's right in software which cannot be transferred, the Company has good and marketable title to all properties and assets as disclosed in the said Balance Sheets. Except as aforesaid, all such properties and assets are free and clear of mortgages, pledges, liens or other encumbrances.

17. All accounts receivables of the Company are good and will be paid as when they fall due and payable.

18. The Company has not, and until the date of this Agreement will not have, liabilities or obligations of any nature, whether absolute, accrued, contingent or other wise, matured or unmatured, other than those shown in the aforesaid Balance Sheet except those which may be incurred in the ordinary course of business after the date of this agreement.

19. There are no other employment contracts with (i) a contract period which cannot be terminated with notice not longer than three months, and/or (ii) a monthly remuneration amount exceeding Rs 500,000 and/or (iii) a severance payment exceeding three monthly salaries. Number of employees of the Company is restricted to 15 as per authenticated list furnished to the Purchaser.

20. There are no outstanding liability of the Company in regard to provident fund, pension fund or other employee welfare funds which are required to be maintained by the Company under law, there are no other such funds maintained by the Company.

21. Save and except for the arbitration proceedings in regard to shares procured by the Company through the sub-broker Viraj Corporation (Vyaj Badla Proceedings) wherein the loss, if any, to the Company is not likely to exceed Rs 10,00,000/- (Rupees Ten Lacs only) there are no disputes, litigation or arbitration proceedings, before any Court or other authority, now pending or threatened by or against or affecting the Company or any of its property or right. There are also nothing which is likely to give rise to any such dispute, litigation or arbitration. Further, the Company is not the subject of any investigation or inquiry by any governmental, administrative or regulatory body nor is any such investigation or inquiry threatened.

22. No corporate action nor any other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, administration or reorganisation of the Company or for the appointment of a receiver, administrator or similar officer of it or of any or all or part of its assets or undertaking.

23 No activities of the Company infringe or are likely to infringe any intellectual property rights of any third party and no claim of substantial amount has been made against the Company in respect of any infringement. All rights, title and interest in the Portal www.indiaworld.co.in and the
                                                  --------------------
     Domains listed in Schedule 3 to the Agreement exclusively and absolutely vest in the Company and no other persons including any of the Vendors or the employees of the Company have any right, title or interest in them.

24. The Company has not done anything in respect of which any product/service liability of substantial amount claim is outstanding or has been made prior to the date of this Agreement.

25. The Company is not a party to any agency or management agreement or to any contract which restricts its freedom to carry on its business in any part of the world in any manner as it thinks fit.

26. The Company is not in default involving substantial amount under any agreement to which it is a party. The Company is not a party to any agreement or other corporate restrictions which materially or adversely affects the business, property or operation, present or proposed, or the condition, financial or other wise of the Company.

27. The Company has not given any guarantee or warranty, or made any representations, in respect of goods or services supplied or contracted to be supplied by it or accepted any liability or obligation that would apply after any of these goods or services had been supplied by it.

28. Save and except the arrangement the Company has with C.M. Jain Consultants Private Limited for certain services at a monthly fee of Rs 40,000 and Netcore Solutions Private Limited neither the Company, the Vendors nor any of its/their affiliates owns an equity interest in any corporation, firm or other entity which is:

     (a) A customer or lessee of the Company;

     (b) A supplier or lessor of the Company;

     (c) A competitor of the Company.

29. Save and except the employment contract of three directors there are no contracts- or agreements between the Company and any of its directors or between the Company and any of the relatives of directors.

30. The register of members and other statutory books and registers of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal and no notice or allegation that any of them is incorrect or should be rectified has been received or made.

31. The Company had no capital commitments outstanding at the Last Accounts Date and the Company has not since then incurred or agreed to incur any capital expenditure or commitments or dispose of any capital assets save and in the normal and ordinary conduct of its business activities.

32. There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Last Accounts or incurred, in the ordinary and proper course of trading, since the Last Accounts Date.

33. There is no outstanding in respect of the Company in connection with any guarantee, or agreement for indemnity or for suretyship given by, or for the accommodation of the Company.

34. All returns, computations and payments which should be or should have been, made by the Company for any Taxation purpose have been made within the requisite periods and are upto-date, correct and on a proper basis.

35. The Company has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of Taxation including by deducing tax, as required by law, from all payments made, or treated as made, to its employees or former employees, agents etc.

36. The Company is not, nor will it become, liable to pay or make reimbursement or indemnity in respect of any Taxation (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to the date of this agreement.

37. The Company is not, nor has it agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association, except in the case of indiatravellog.com and Manoranjan.com .

38. There is no dispute with any revenue or other official department in relation to the affairs of the Company, and there are no known facts which may give rise to any such dispute.

39. There are no claims pending or threatened, or capable of arising, against the Company, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

40. The Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations.

41. No power of attorney outside the normal course of business given by the Company is in force. There are no outstanding authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of the company.

42. The company is not nor will it with the lapse of time become in default in respect of any obligation or restriction binding upon it.

43. The Company is not under any legal or moral liability or obligation or a party to any ex-gratia arrangement or promise, to pay pensions, gratuities, superannuation allowances or the like, or otherwise to provide `relevant benefits' to or for any of its past or present officers or employees or their dependents and there are no retirement benefit, or pension or death benefit, or similar schemes or to which the company contributes except the schemes approved by the authorities.

44. There are no other material facts or circumstances in relation to the assets, business or financial condition or the company, which, if disclosed, might reasonably have been expected to affect the decision of the purchaser to enter into this agreement.

45. Until the completion date the Vendors for self and also on behalf of the Company irrevocably undertake to ensure that -

     (a) The Company shall not alter its Memorandum and Articles of Association without the prior written consent of the Purchaser.

     (b) The Company shall not issue any rights or bonus shares and debentures without the prior written consent of the Purchaser.

     (c) The Company will not give effect to a reduction of share capital or go into liquidation and shall not sell, dispose off or alienate its assets to a material extent and shall ensure that its assets are in good condition.

     (d) Minute books, Books of accounts, Common Seal, Statutory Books and records and other papers and documents of every nature and description are properly and safely kept by the company.

     (f) the Vendors shall exercise its rights as shareholders of the Company in trust for the implementation of this Agreement and achieving the transfer of the shares as per the terms of this Agreement

46. The Vendors undertakes to indemnify the Company and the Purchaser fully against any loss, damages or other consequences which the Company and/or the Purchaser may suffer or incur by any reason of any of the representations warranties and declaration set out being incorrect in any material particulars.

47. In the event of any further or other liabilities of any nature whatsoever, including liabilities by way of excise duty, sales tax, income tax, customs duty and industrial and economic and corporate laws etc. and any penalties thereupon arising or being discovered or in the event of the Company being required to meet the contingent liabilities other than those disclosed in the Balance sheet as at November 19, 1999 the Vendors undertakes to meet and pay the same and to keep the Company and the Purchaser safe, harmless and indemnified.

                                    Part II
                                    -------

Purchaser's Warranties
-----------------------

The Purchaser represents and warrants to  the Vendors as follows:

1. The Purchaser is a limited liability company duly organised, validly existing and in good standing, as applicable under the laws of India. It is duly qualified and licenced to do business in each relevant jurisdiction and has all requisite corporate power to carry on its business as it is now being conducted.


2. The execution and delivery of this agreement and performance of the transactions contemplated herein have been duly and effectively authorised to the extent required by applicable Laws.

3. Neither the execution, delivery nor performance of this agreement by the Purchaser nor the consummation of the transactions contemplated by this agreement will:

    (i) Conflict with, or result in a breach, violation or default of any provisions of the Memorandum of Association or Articles of Association of Purchaser; or

    (ii) result, with or without the lapse of time, in a breach of any of the terms or provisions of, or constitute a default under, any mortgage, licence, permit, agreement or any other instrument affecting Purchaser or by which Purchaser may be bound; or

    (iii) violate any law, order, judgement, decree, statute, rules or regulation applicable to Purchaser

    (iv) violate any order, writ, injunction, decree or judgement of any court or governmental agencies of any Governmental authority

     (v) violate, contravene, breach or conflict with any provision of and constitute a default under, any other agreement or instrument to which the Purchaser is a party or by which its property or assets may be bound.

4. The Company has the full legal capacity, right, power and authority, without the consent of any other persons, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby.

5. All acts, conditions and things required to be done, fulfilled and performed including obtaining of all licenses, permits, approvals, consents, exemptions and other actions required to be taken under all applicable laws in order (a) to enable it to lawfully enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement and (b) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable in accordance with its terms have been duly and properly taken.

6. The Purchaser is in full and complete compliance with all laws, rules and regulations applicable to it. No claim, inquiry, investigation or other proceedings have been or is threatened to be instituted against the Purchaser for non-compliance with the above.

7. The Purchaser has not concealed any relevant and material fact or information from Vendors which materially and adversely affects the business prospects.

                                   SCHEDULE 6
                                   ----------

   Draft of the Resolution to be passed by IndiaWorld Communications Private
                                    Limited

RESOLVED THAT:

(a) The directors do hereby note and acknowledge that the present shareholders of the Company namely Mr. Rajesh Jain, Mr. C.M Jain Mr.Puspha Jain, C.M Jain, HUF, Ms. Neeta Jain and Ms. Bhavana Jain have informally advised the Company that they are in the process of selling and or transferring 49,000 equity shares of Rs.10/- each held by them in the Company to Satyam Infoway Limited and that the Company should be made a party to the agreement to be made between the said shareholders and the said Purchaser as and by way of acknowledging the Company of the obligations to be discharged by the Company to complete the sale and transfer of the said shares including as to the obligations of the Company for registering the transfer of the said shares.

(b) The Company do hereby approve the execution of the said agreement on behalf of the Company for the reasons aforesaid.

(c) Each of Mr. Rajesh Jain, Mr. C.M Jain and Ms. Puspha Jain be and is hereby severally authorised to sign, execute and deliver the Share Purchase Agreement and do all such other acts, deeds and things as may be required for the purpose.

RESOLVED FURTHER THAT:


(a) The transfer of the 49,000 shares by the following shareholders namely Mr. Rajesh Jain, Mr. C.M Jain, Ms.Pushpa C.Jain, C.M Jain HUF, Ms. Neeta C.Jain, and Ms. Bhavana R.Jain to and in favour of Satyam Infoway Limited be and is hereby approved and that the share certificates bearing numbers mentioned hereinbelow:

--------------------------------------------------------------------------------------------
Sr. No.        Shareholders         No. of the shares comprised in       Distinctive nos.
                                        the share certificate
--------------------------------------------------------------------------------------------
       1.  Mr. Rajesh Jain          19500                              150001-169500
--------------------------------------------------------------------------------------------
       2.  Mr. C.M Jain             7500                               190001-197500
--------------------------------------------------------------------------------------------
       3.  Ms.Puspha C.Jain         7500                               24001-24500
                                                                       1230001-130000
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
       4.  C.M Jain HUF             5000                               450001-50,000
--------------------------------------------------------------------------------------------
       5.  Ms. Neeta C.Jain         5000                               50001-55000
--------------------------------------------------------------------------------------------
       6.  Ms.Bhavana R.Jain        4500                               85001-89500
--------------------------------------------------------------------------------------------

be and are hereby endorsed in the name of the aforesaid purchaser evidencing registration of the transfer of the aforesaid shares by the Company.

(b) Each of Mr. Rajesh Jain, Mr C.M Jain and Ms.Puspha C.Jain be and is hereby authorised to endorse registration of the transfer of the aforesaid shares in the name of the aforesaid purchaser and make entry thereof in each of the aforesaid share certificates and return the share certificates to the Escrow Agent for being delivered to the purchaser.

                                   SCHEDULE 7
                                   ----------

         Draft of the Resolution to be passed by Satyam Infoway Limited

RESOLVED THAT:

(a) The approval of the directors be and is hereby accorded to the purchase of 49,000 Equity Shares of Rs. 10/- each of IndiaWorld Communication Private Limited (the "Vendors") from the persons as mentioned herein below:


Sr. No.                  Name of vendor                  No. of the shares to be
                                                                purchased



at or for the price of Rs. ___/- and upon such other terms and conditions as may be agreed for and on behalf of the Company by the authorised officials whose names are mentioned herein below and the Vendors.

(b) The draft of the Share Purchase Agreement tabled at the meeting be and is hereby approved for purchasing the 49,000 shares referred to above from the aforesaid vendors with the liberty to the authorised officials mentioned hereinbelow to agree to do such modifications and changes as may be considered appropriate by them in consultation with the vendors.

(c)  Each of Mr. ________________, ________________ and ________________ be and
is hereby severally authorised to finalise the purchase of the 49,000 shares as aforesaid and on such other terms and conditions as may be finalised between themselves (any of them acting severally) with the vendors and to sign, execute and deliver the Share Purchase Agreement, the transfer deeds and to pay the purchase price to the vendors including to pay the stamp duty for the purpose of completing the same and to do such acts, deeds, and things as may be required for the purpose.

                                  SCHEDULE - 8

To,

Standard Chartered Bank,
23-25 Mahatma Gandhi Road,
Mumbai - 400 001.
Dear Sirs,

I am the owner of _____ Shares bearing numbers _________ to _________ comprised in Share Certificate No._____________deposited with you along with the Transfer Deeds duly executed by me. I hereby authorise you to do all or any of the following acts, deeds, matters and things in respect of the transfer of Shares for me and on my behalf. I hereby ratify and confirm all acts, deeds, matters and things done pursuant to the powers conferred herein.

1.  to obtain the signature of the Purchaser in the Transfer Deed.

2.  to arrange for affixing stamps and payment of stamp duty thereon;

3. to deliver the Transfer Deeds along with the Share Certificates to the Company for registration of the Shares in the name of the Purchaser;

4. to receive the duly endorsed Share Certificates indicating the name of the Purchaser as the Shareholder of the Company; and

5.  to deliver the Share Certificates to the Purchaser.

                                   SCHEDULE 9
                                   ----------


Standard Chartered Bank,
23-25 Mahatma Gandhi Road,
Mumbai - 400 001.


Dear Sir,

This is to certify that the following persons are the true absolute and lawful owners of the Shares indicated against their names hereinbelow and the same are duly recorded in the Register of Members.


--------------------------------------------------------------------------------------
Sr.    Name of the Share Holders and       No. of     Distinctive Nos.      Remarks
No.                Address                 Shares     To          From
--------------------------------------------------------------------------------------
 1   C. M. JAIN IMPEX & INVESTMENTS       150,000     1-24000             Not acting
     PVT. LTD.                                        24501-45000         as Vendors
     304, Tulsiani  Chambers, 212,                    55001-85000
     Nariman Point, Mumbai 400 021                    90001-123000
                                                      130001-150000
                                                      170001-190000
                                                      197501-200000


--------------------------------------------------------------------------------------
 2   RAJESH C. JAIN                       20,000      150001-170000       Acting as
     C-51 Siddhartha Building, 21                                         Vendor
     Nepean Sea Road, Mumbai - 400
     036
--------------------------------------------------------------------------------------
 3  C.M. JAIN                              7,500      190001-197500       Acting as
    C-51 Siddhartha Building, 21                                          Vendor
    Nepean Sea Road, Mumbai - 400
       036
--------------------------------------------------------------------------------------
 4  PUSHPA C. JAIN                         7,500      24001-24500         Acting as
    C-51 Siddhartha Building, 21                      123001-130000       Vendor
    Nepean Sea Road, Mumbai - 400
    036
--------------------------------------------------------------------------------------
 5  C.M. JAIN HUF                          5,000      45001-50000         Acting as
    C-51 Siddhartha Building, 21                                          Vendor
    Nepean Sea Road, Mumbai - 400
    036
--------------------------------------------------------------------------------------
 6  NEETA C. JAIN                          5,000      50001-55000         Acting as
    C-51 Siddhartha Building, 21                                          Vendor
    Nepean Sea Road, Mumbai - 400
    036
--------------------------------------------------------------------------------------
 7  BHAVANA R. JAIN                        5,000      85001-90000         Acting as
    C-51 Siddhartha Building, 21                                          Vendor
    Nepean Sea Road, Mumbai - 400
    036
--------------------------------------------------------------------------------------
                                         200,000
--------------------------------------------------------------------------------------

We certify that we have verified each of the Share Certificates along with the relative Transfer Deeds and the same to have been duly and properly executed by or on behalf of the abovenamed persons. We further certify that the aforesaid Shares are free from any charge, pledge/mortgage or any other encumbrances whatsoever and that no lien or charge has been noted or recorded by the Company in respect of any of the aforesaid Shares and that the persons named above have absolute right to sell, transfer, assign or deal with the aforesaid shares in any manner whatsoever.

                                 SCHEDULE - 10

To

Standard Chartered Bank,
23-25 Mahatma Gandhi Road,
Mumbai - 400 001.

Dear Sirs,

This is to inform you that the transfer of the below mentioned Shares held by the persons whose names are mentioned hereinbelow have been approved by the Board of Directors of the Company at their meeting held on _________________ .

--------------------------------------------------------------------------------------------
Sr. No.           Name .            No. of the shares comprised in       Distinctive nos.
                                        the share certificate
--------------------------------------------------------------------------------------------
1            Mr. Rajesh Jain       19500                               150001-169500
--------------------------------------------------------------------------------------------
2.           Mr. C.M Jain          7500                                190001-197500
--------------------------------------------------------------------------------------------
3.           Puspha Jain           7500                                24001-24500
                                                                       1230001-130000
--------------------------------------------------------------------------------------------
4.           Mr. C.M Jain HUF      5000                                450001-50,000
--------------------------------------------------------------------------------------------
5.           Ms. Neeta Jain        5000                                50001-55000
--------------------------------------------------------------------------------------------
6            Bhavana Jain          4500                                85001-89500
--------------------------------------------------------------------------------------------



Accordingly, the Company hereby undertakes to register the transfer of the aforesaid Shares and enter the name of the Purchaser in all the books and records of the Company including the Register of Members and make entries thereof in each of the Share Certificates and return the Share Certificates to the Escrow Agent for being delivered to the Purchaser.

                     -------------------------------------
                     DATED THIS 29th DAY OF November, 1999
                     -------------------------------------

                              By and between



                              (1)  MR. RAJESH JAIN and Others
                              (2)  SATYAM INFOWAY LIMITED;
                              (3)  MR. RAJESH JAIN; and
                              (4)  INDIAWORLD COMMUNICATIONS
                                   PRIVATE LIMITED


                              ----------------------------
                              SHARE PURCHASE AGREEMENT
                              ----------------------------

                              ----------------------------
                              DAVE & GIRISH & CO.
                              Advocates
                              1ST Floor, Sethna Building,
                              55, Maharshi Karve Road,
                              Marine Lines,
                              Mumbai -400 002.